UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA Worldwide, Inc.
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IZEA Worldwide, Inc.

501 N. Orlando Avenue, Suite 313, PMB 247
Winter Park, Florida 32789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2020

Dear Stockholder:

    We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of IZEA Worldwide, Inc. (“IZEA,” “we,” “us” or “our”), which will be held on December 18, 2020 at 4:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. We have scheduled the Annual Meeting to:
•elect the seven nominees to the Board of Directors nominated by the Board of Directors;
•approve an amendment and restatement of IZEA’s 2011 Equity Incentive Plan.
•approve, on a non-binding advisory basis, the compensation paid to IZEA’s named executive officers (commonly known as “say-on-pay”);
•approve, on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers (once every year, every two years or three years (commonly known as “say-on-frequency”));
•ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

    Only stockholders of record at the close of business on October 19, 2020, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Edward H. (Ted) Murphy
October 23, 2020	Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

    Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 at https://izea.com.

IZEA Worldwide, Inc.

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors (the “Board”) of IZEA Worldwide, Inc. (“the Company,” “IZEA,” “we,” “us,” or “our”), having its principal location at 501 N. Orlando Avenue, Suite 313, PMB 247, Winter Park, Florida 32789, is providing these proxy materials to you in connection with IZEA’s 2020 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, December 18, 2020 at 4:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about October 23, 2020. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:    Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
A:    Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 19, 2020. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
Q:    How can I access the proxy materials over the Internet?
A:   You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2019 Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.
Q:    How do I attend the Annual Meeting?
A:    The meeting will be held on Friday, December 18, 2020 at 4:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. Directions to the meeting location may be obtained by contacting our Corporate Secretary at 407-985-2935.
Q: What if the Annual Meeting is impacted by COVID-19 or related restrictions on in-person gatherings?

A: We intend to hold the Annual Meeting in person; however, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.izea.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, the press release and filing of additional proxy materials described above will include detailed instructions on how to access the virtual meeting, including information on how you can vote your shares if you elect not to do so in advance of the Annual Meeting.
Q:    Who can vote at the Annual Meeting?
A:    All stockholders of record as of the close of business on October 19, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 48,445,352 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name on the books and records of our transfer agent, Broadridge Financial Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or similar organization, then you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the bank, broker or similar organization is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record authorizing you to vote your shares.
Q:    What items will be voted on at the Annual Meeting?
A:    There are four proposals scheduled to be voted on at the Annual Meeting:

•Proposal 1: Election of Directors. The election of the nominees to the Board nominated by our Board of Directors.

•Proposal 2: Approval of an Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan. The approval of an amendment to IZEA’s 2011 Equity Incentive Plan.

•Proposal 3: Non-Binding, Advisory Approval of Executive Compensation (“Say-On-Pay”). The approval, on a non-binding advisory basis, of a proposal regarding the compensation paid to IZEA’s named executive officers.

•Proposal 4: Non-Binding, Advisory Approval of Frequency of “Say-On-Pay” Vote (“Say on Frequency”): The approval, on a non-binding advisory basis, of a proposal regarding the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers (once every year, every two years or three years).

•Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of BDO USA, LLP as IZEA’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q:    What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares:

•FOR the nominees to the Board;

•FOR the approval of an amendment and restatement of IZEA’s 2011 Equity Incentive Plan;
•
•FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers;

•Every ONE YEAR, on a non-binding, advisory basis, for the frequency with which stockholders will make an advisory vote regarding the compensation paid to our named executive officers; and

•FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q:    What if another matter is properly brought before the meeting?

A:    The Board does not anticipate that any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly raised at the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Q:    How do I vote?
A:    With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval of an amendment and restatement of IZEA’s 2011 Equity Incentive Plan, approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, you may vote “For” or “Against” or abstain from voting. With respect to the determination, on a non-binding, advisory basis, of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, you may vote for every “one year,” “two years,” “three years,” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•In Person. To vote in person, come to the Annual Meeting and we will provide you with a ballot when you arrive.

•By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. You must return your signed proxy card to us by 11:59 p.m. Eastern time on December 17, 2020 to be counted.

•By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 17, 2020 to be counted.

•Via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 17, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote your shares. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:    How many votes do I have?
A:    On each matter, you have one vote for each share of common stock you own as of the Record Date.
Q:    Who is soliciting proxies and who is paying for this proxy solicitation?
A:    We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.
We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.
Q:    What does it mean if I receive more than one Notice of Internet Availability?
A:    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.
Q:    Can I change or revoke my vote after submitting my proxy?
A:    Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written revocation of your proxy to our Corporate Secretary at IZEA Worldwide, Inc. at 501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida 32789.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q:    What if I do not specify a choice for a matter when returning a proxy?
A:    Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:    Which ballot measures are considered “routine” or “non-routine”?
A:    The election of directors (Proposal 1), the approval of an amendment and restatement of IZEA’s 2011 Equity Incentive Plan (Proposal 2), and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3), and the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years (Proposal 4), are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals 1, 2, 3, and 4.

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 5) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 5.
Q:    How many votes are needed to approve the proposals?

A:    The following votes are needed to approve each proposal:
•For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).
•Proposal 2, which relates to the approval of an amendment and restatement of IZEA’s 2011 Equity Incentive Plan, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•Proposal 3, which relates to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•For Proposal 4, which relates to the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years, the choice receiving a plurality of the votes cast on the matter (meaning the time period frequency that receives the highest number of shares voted) will be considered the option selected by the stockholders.

•Proposal 5, which relates to the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.
There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 48,445,352 shares outstanding and entitled to vote. Thus, the holders of 24,222,676 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Q:    How can I find out the results of the voting at the Annual Meeting?
A:    Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K within four business days following the Annual Meeting.

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

    Upon the recommendation of the Nominations and Corporate Governance Committee of our Board, on October 1, 2020, the Board nominated seven directors for election at the 2020 Annual Meeting to hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The seven nominees for election to the Board at the Annual Meeting are: Edward H. (Ted) Murphy, Ryan S. Schram, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua and Patrick J. Venetucci.

    Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

    The following table sets forth the nominees to be elected at the 2020 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company:

Name	Age	Year First Elected	Position
Edward H. (Ted) Murphy	44	2006	Founder, Chairman of the Board, President and Chief Executive Officer
Ryan S. Schram	40	2012	Chief Operating Officer and Director
Brian W. Brady	62	2012	Director, Nominating Committee Chair
John H. Caron	63	2015	Director
Lindsay A. Gardner	59	2013	Director
Daniel R. Rua	51	2012	Director, Compensation Committee Chair
Patrick J. Venetucci	52	2018	Director, Audit Committee Chair

Information Concerning Directors and Nominees for Director

    Set forth below is background information regarding each current director, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.

Edward H. (Ted) Murphy, Founder, Chairman of the Board, President and Chief Executive Officer, founded IZEA in February 2006 as part of MindComet Corp., an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006 and Mr. Murphy has served as Chief Executive Officer and a director of IZEA since such time. Mr. Murphy is a serial entrepreneur who is recognized as a pioneer in paid blogging and a catalyst behind the social sponsorship industry. As the Founder, President and Chief Executive Officer, Mr. Murphy leads IZEA, both with his day-to-day operational leadership and with his strategic vision for IZEA and its products. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy brings to the Board extensive knowledge of the social sponsorship industry and a deep background in social media, mobile technology and e-commerce, as well as significant experience in financing technology growth companies.

Ryan S. Schram, Chief Operating Officer and Director, joined us in September 2011 as a senior executive leading the company’s operations, client development, corporate strategy, customer success, marketing communications, and talent acquisition/retention efforts. Prior to joining us, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at the leading engagement marketing company, Hello World (previously ePrize). Earlier in his career, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive (now iHeartMedia). Mr. Schram holds a Bachelor of Arts degree in Management from the Eli Broad College of Business at Michigan State University. Mr. Schram joined our Board in October 2012 and brings substantial knowledge and working experience in marketing services and client development within rapidly evolving industries.

Brian W. Brady, Director, Nominating Committee Chairman, joined our Board in August 2012. From 1995 to December 2019, Mr. Brady was the President and Chief Executive Officer of Northwest Broadcasting, Inc., and Chairman of Bryson Holdings LLC. Collectively, these companies own and operate 15 television stations in nine markets. Mr. Brady currently serves on the board of Syncbak, a privately held technology company, Terrier Media, SumTV, iPowow International, Layer3TV and TV4 Entertainment. Mr. Brady is also one of three senior advisors for Manhattan West Asset Management, an independent wealth management and high net worth financial advisory firm. Mr. Brady previously served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. He also previously served on the board of the National Association of Broadcasting (8 years), Saga Communication (9 years) and the Ferris State College Foundation Board (7 years). Mr. Brady holds a Bachelor of Science degree in advertising from Ferris State University. Mr. Brady brings to our Board more than 25 years of experience in the multi-media industry, making his input invaluable to us as we expand our portfolio of customers and platform offerings.

John H. Caron, Director, joined our Board in April 2015. Mr. Caron has 30+ years of marketing experience in the consumer packaged goods and restaurant industries. Since May 2017, Mr. Caron has served as Vice President and a director of Entrepreneurs in Action, Inc., a Florida benefit corporation, which, among other things, will be the Manager of one or more funds to invest in early-stage and start-up social enterprises. Mr. Caron has also served as an independent director on the board of Tijuana Flats since November 2015 and currently serves as its Chairman, sits on the board of Thrive Frozen Nutrition, Inc. since April 2014, and on the board of venVelo, a Central Florida early-stage venture fund, since May 2013. Prior to joining our Board, Mr. Caron was a member of our Strategic Advisory Board since June 2013. Mr. Caron served as the President of Olive Garden at Darden Restaurants Inc. from May 2011 to January 2013, Darden’s Chief Marketing Officer from March 2010 to May 2011 and Darden’s Executive Vice President of Marketing for Olive Garden from 2003 to 2010. Before joining Darden Restaurants, Mr. Caron served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America from 2000 to 2002. Mr. Caron received a Bachelor of Science degree in Political Science from The Colorado College and a Masters degree in American Politics from New York University Department of Politics. Mr. Caron also earned a Masters in Business Administration in Marketing from New York University Stern School of Business. Mr. Caron’s decades of experience in leading and managing marketing and branding operations in highly competitive industries position him well to serve on our Board.

Lindsay A. Gardner, Director, joined our Board in December 2013. Mr. Gardner has 30 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Until August 2020, Mr. Gardner served as Senior Vice President and Chief Content Officer of T-Mobile, the nation’s third-largest wireless company, where he spearheaded the company’s entry into video. Previously, he was the Chief Content Officer of Layer3TV, the first new cable operator to launch in the U.S. in a decade. Mr. Gardner joined Layer3TV in January 2015 and led its commercial launch and subsequent sale to T-Mobile. Prior to that, Mr. Gardener was a Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $100 billion under management where, beginning in May 2010, he focused on global buyout opportunities in the media sector. From 2007 to 2010, Mr. Gardner was a partner of New York-based MediaTech Capital Partners. From 1999 until mid-2007, Mr. Gardner led distribution, sales and marketing for Fox Networks as President, Distribution. Mr. Gardner received an MBA from The Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics from Brandeis University. Mr. Gardner was elected to serve as a member of the Board due to his significant experience in the media, technology and entertainment industries, as both an executive and a private equity investor.

    Daniel R. Rua, Director, Compensation Committee Chairman, rejoined our Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private SaaS company that provides visitor relationship management and marketing automation for digital publishers. From September 2006 to May 2011, Mr. Rua served as the Executive Chairman and an early investor in our predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund, since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of Silicon Valley’s early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led Internet protocol development at IBM’s Networking Labs in the Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo). Mr. Rua holds a Bachelor of Science degree in computer engineering from the University of Florida. He also earned a Juris Doctor from the University of North Carolina School of Law and a Masters in Business Administration from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua’s extensive knowledge of our products and services as a director and early investor in our predecessor, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies, position him well to serve on our Board.

    Patrick J. Venetucci, Director, Audit Committee Chairman, joined our Board in December 2018. Since 2018, Mr. Venetucci has served as Chief Executive Officer of MERGE, a private equity-backed company that merges creative, technology and media solutions for clients in the health, financial services and consumer industries. From 2016 to 2018, Mr. Venetucci was the President of USA Operations and Integration for Dentsu Aegis Network, one of the largest holding companies in the advertising industry. In 2013, Mr. Venetucci founded the MobileAngelo Group, a technology investment and consulting firm where he initiated a global mobile roll-up capitalized by private equity and other ventures in technology that enable digital transformation, and served as its Chief Executive Officer until 2016. From 1990 to 2013, Mr. Venetucci worked for Leo Burnett Worldwide, a global advertising network, serving as its President of Global Operations from 2009 to 2013. In this capacity, he was responsible for growing large global accounts and leading global corporate functions such as corporate strategy, Mergers and Acquisitions, enterprise technology, internal audit, procurement, and production. Before this, Mr. Venetucci was Leo Burnett’s Global Head of Human Resources where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully-integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. Mr. Venetucci has served as an advisor to several innovative public and private technology companies, including Solstice Mobile, Signal, ParqEx, and Quiver, as well as to private equity firms. Mr. Venetucci has an Masters in Business Administration in Finance and in Marketing and Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa. Mr. Venetucci’s extensive knowledge of the advertising industry as well as knowledge of financial and operational issues positions him well to serve on our Board.

Director Qualifications

    The Board comprises a diverse group of leaders in their respective fields. The Nominations and Corporate Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Family Relationships

There are no family relationships among our executive officers and directors.

Vote Required

    The seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Concerning Executive Officers

    Edward H. (Ted) Murphy and Ryan S. Schram are discussed above under Information Concerning Directors and Nominees for Director.

Proposal 2: Approval of an Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan.
    On October 1, 2020, upon the recommendation of the Compensation Committee, the Board unanimously approved the amendment and restatement of IZEA’s 2011 Equity Incentive Plan, as amended and restated in 2018 and further amended in 2019 (the “2011 Plan”), subject to approval of the shareholders of the Company. The amended and restated 2011 Plan is set forth in Annex A (with blackline marks indicating the proposed changes to the currently effective 2011 Plan). The Board is seeking stockholder approval of the amendment and restatement of the 2011 Plan to increase the number of shares of common stock that are authorized and reserved for issuance under the 2011 Plan by 3,000,000 shares, from 4,500,000 to 7,500,000 shares (subject to adjustment for stock splits, stock dividends and similar events) and make other, conforming edits reflecting the proposed amendment and restatement and prior amendments to the 2011 Plan.

    As of October 19, 2020, we had 758,335 shares of common stock available for future grants under the 2011 Plan. The Board believes that an adequate reserve of shares available for issuance under the 2011 Plan is necessary to enable IZEA to attract, motivate, and retain key employees and consultants through the use of competitive incentives that are tied to stockholder value as it implement its future growth plans. The Board believes the additional shares requested as part of the proposed amended and restated 2011 Plan, based on historic and expected future grant practices, can be expected to last approximately three years.
Summary of the Amended 2011 Plan
    The principal features of the 2011 Plan are summarized below. The following summary of the 2011 Plan does not purport to be a complete description of all of the provisions of the 2011 Plan. It is qualified in its entirety by reference to the complete text of the 2011 Plan.
    Number of Authorized Shares and Share Counting. Under the 2011 Plan, as amended in 2019, stockholders authorized awards of up to 4,500,000 shares of our common stock. If the proposed amended and restated 2011 Plan is approved by our stockholders, an additional 3,000,000 shares will be added to this share pool. Shares issued under the 2011 Plan may consist of unissued shares, treasury shares or other shares reacquired by us.
    Should an award expire or be canceled prior to its exercise or vesting in full or should the number of shares of stock to be delivered upon the exercise or vesting of an award be reduced for any reason (including in case of shares of stock withheld from an award to cover the purchase price of an option or any required tax withholding obligation), the shares of stock under the award that expire, are canceled or otherwise not delivered may be subject to future awards under the 2011 Plan. Also, restricted stock units that are settled in cash will not count against this share pool.
    Administration. The 2011 Plan is administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the 2011 Plan, the Committee has full and final authority, in its discretion, to make awards under the 2011 Plan, and to determine the individuals to whom each award is made and the number of shares covered thereby. The Committee also has the power to interpret the 2011 Plan and to prescribe such rules, regulations and procedures in connection with the operations of the 2011 Plan as it deems necessary and advisable in its administration of the 2011 Plan.
    Eligibility. Awards may be granted under the 2011 Plan to officers, employees, consultants and advisors of IZEA and its affiliates and to non-employee directors of IZEA. Incentive stock options may be granted only to employees of IZEA or its subsidiaries. As of October 19, 2020, approximately 120 individuals were eligible to receive awards under the 2011 Plan, including three executive officers and five non-employee directors.
    Types of Awards. The 2011 Plan permits the granting of any or all of the following types of awards:
•Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise. The 2011 Plan specifies certain default vesting provisions that will apply in the absence of a different determination by the Committee.

•Restricted Stock. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee.

•Restricted Stock Units (“RSUs”). The Committee may grant awards of RSUs, which are bookkeeping entries representing the equivalent number of shares of stock, and are settled either (i) by the delivery of one share of stock for each vested and payable RSU or (ii) in cash in an amount equal to the fair market value of one share of stock for each vested and payable RSU, all as specified in the applicable award agreement. These awards may be made subject to forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee. Grantees do not have voting or dividend rights under RSUs, unless and until shares of stock are delivered in settlement of the award. RSUs may include, however, dividend equivalent rights.

    Unless the Committee, in its discretion, otherwise determines, no award granted under the Amended Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during a participant’s lifetime only by the participant.
    Repricing Prohibited. The 2011 Plan prohibits repricing of options without further shareholder approval. For purposes of the 2011 Plan, repricing means an amendment to reduce the exercise price of outstanding options or a cancellation of an out-of-the-money option in exchange for the grant of new options, or for an award of restricted stock, RSUs or cash.
    Adjustments. If certain changes in the common stock occur by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the stock, (i) the number and kind of securities for which options and restricted stock awards may be made under the 2011 Plan, (ii) the number and kind of securities subject to any outstanding awards, (iii) the exercise price for outstanding options, and (iv) the individual award limit for options, shall be equitably adjusted by the Committee.
    Change in Control. Upon the occurrence of a “change in control” (as defined in the 2011 Plan), the Committee may in its discretion determine to accelerate the vesting of any outstanding awards, and with respect to outstanding options, may determine to cancel such options in exchange for a payment equal to the excess (if any) of the fair market value of the stock immediately before the change in control over the exercise price.
    Term, Termination and Amendment of the 2011 Plan. Unless earlier terminated by the Board, the 2011 Plan will terminate, and no further awards may be granted after December 18, 2028. The Board may amend, suspend or terminate the 2011 Plan at any time, except that, in certain cases, stockholder approval will be required for the amendment. The amendment, suspension or termination of the 2011 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
Federal Income Tax Consequences
    The following is a brief summary of the U.S. federal income tax consequences of the 2011 Plan generally applicable to IZEA and to participants in the 2011 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
    Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

    Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
    With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
    Restricted Stock and RSU Awards. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant in accordance with Section 83(b) of the Internal Revenue Code.
    Tax Consequences to IZEA. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).
    Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2011 Plan until all tax withholding obligations are satisfied.
2011 Plan Benefits
    The exact types and amounts of any future awards to be made to any eligible participants pursuant to the 2011 Plan are not presently determinable. As a result of the discretionary nature of the 2011 Plan, it is not possible to state who the participants in the 2011 Plan will be in the future or the number of options or other awards to be received by a person or group.
Vote Required
    The approval of the amendment and restatement of the 2011 Plan requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of the proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF IZEA’S 2011 EQUITY INCENTIVE PLAN.

Proposal 3: Non-Binding, Advisory Approval of Executive Compensation
    This Proposal 3 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
Our executive compensation program is designed to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Please read the “Executive Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers.
We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 3. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation paid to IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
    Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required
    The approval, on an advisory basis, of the foregoing resolution regarding the compensation of our named executive officers requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4: Non-Binding, Advisory Approval on Frequency of “Say on Pay” Vote

In accordance with Section 14A of the Securities Exchange Act of 1934, we are requesting our stockholders vote, on a non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation annually, every two years or every three years.

The Board believes that conducting an advisory ‘‘say on pay’’ vote annually is the most appropriate for IZEA. This frequency will continue to enable stockholders to annually express their views on our executive compensation program in a timely manner, based on the most recent information presented in our proxy statement. An annual advisory vote on executive compensation helps ensure ongoing stockholder communication with our Compensation Committee and the Board on executive compensation and corporate governance matters.

Vote Required

The choice, one year, two years, or three years, that receives a plurality of the affirmative votes cast will be selected (meaning that the vote frequency that receives the highest number of shares voted for it will be selected). This vote is advisory and non-binding in nature, but the Board has decided to adopt the frequency that receives the greatest level of support from our stockholders. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, ON THE FREQUENCY OF THE “SAY ON PAY” VOTE TO BE EVERY “ONE YEAR”.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are presenting this selection to our stockholders for ratification at the annual meeting.
BDO served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. A representative of BDO is expected to be present at the Annual Meeting. In addition to having an opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.
    In the event that stockholders fail to ratify the appointment of BDO, the Audit Committee will take such action into account in reconsidering the appointment of BDO for 2020. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including auditing services and permitted non-audit services, be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which nonetheless the Board endeavors to approve prior to the completion of the audit. The Audit Committee approved all audit and permitted non-audit services provided by BDO during 2019 and 2018.
The following table presents the aggregate fees billed by BDO for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table:

	Twelve Months Ended December 31,
Fee Category	2019	2018
Audit Fees (1)	$255,589	$301,220
Audit-Related Fees (2)	—	33,000
Tax Fees (3)	28,534	25,414
All Other Fees (4)	—	—
Total	$284,123	$359,634
_______________
(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional service rendered for the audit and review of financial statements.
(2)“Audit-Related Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review.
(3)“Tax Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for professional services for tax compliance. No tax advice or tax planning services were rendered by the principal accountant.
(4)“All Other Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for products and services other than those reported above.
Vote Required
Ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes, to the extent there are any such broker non-votes, are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table presents information with respect to the beneficial ownership of our common stock as of October 19, 2020 by:
•each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock (“5% holders”);
•each of our directors and named executive officers; and,
•all of our directors and executive officers as a group.
    The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 19, 2020, or by December 18, 2020, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. We are not aware of any 5% holders of our common stock as of October 19, 2020.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and the address of each person named in the following table is c/o IZEA Worldwide, Inc., 501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida 32789.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Edward H. (Ted) Murphy (2)	1,241,797	2.5%
Ryan S. Schram (3)	113,595	*
LeAnn C. Hitchcock (4)	12,557	*
Troy J. Vanke (5)	43,080	*
Brian W. Brady (6)	1,527,588	3.2%
John H. Caron (7)	136,067	*
Lindsay A. Gardner (8)	196,658	*
Daniel R. Rua (9)	131,734	*
Patrick J. Venetucci (10)	97,918	—%
All executive officers and directors as a group (9 persons) (11)	3,500,994	7.1%
_______________
* Less than 1 percent.
(1)Applicable percentage of ownership for each holder is based on 48,445,352 shares outstanding as of October 19, 2020.
(2)Includes 454,235 outstanding shares of common stock, exercisable stock options to purchase 764,149 shares of common stock, and 23,413 restricted stock units expected to vest within the 60 days under the 2011 Plan.
(3)Includes 48,027 outstanding shares of common stock, exercisable stock options to purchase 60,470 shares of common stock, and 5,098 restricted stock units expected to vest within the 60 days under the 2011 Plan.
(4)Includes 12,432 outstanding shares of common stock and exercisable stock options to purchase 125 shares of common stock under the 2011 Plan.
(5)Includes 43,080 outstanding shares of common stock, based solely on Mr. Vanke’s holdings of common stock as of his resignation date.
(6)Includes 1,517,081 outstanding shares of common stock and stock options exercisable for 10,507 shares of common stock under the 2011 Plan.
(7)Includes 133,567 outstanding shares of common stock and stock options exercisable for 2,500 shares of common stock under the 2011 Plan.
(8)Includes 195,504 outstanding shares of common stock, stock options exercisable for 1,154 shares of common stock under the 2011 Plan.
(9)Includes 122,144 outstanding shares of common stock and stock options exercisable for 9,590 shares of common stock under the 2011 Plan.

(10)Includes 92,918 outstanding shares of common stock and stock options exercisable for 5,000 shares of common stock under the 2011 Plan.
(11)For all executive officers and directors as a group, this amount includes 2,618,988 outstanding shares of common stock, exercisable stock options to purchase 853,495 shares of common stock and 28,511 restricted stock units expected to vest within 60 days of October 19, 2020 under the 2011 Plan as further detailed in footnotes (2) through (10) above.

CORPORATE GOVERNANCE

Director Independence
    The Board has determined that Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua and Patrick J. Venetucci are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.
Board and Committee Meetings
During the fiscal year ended December 31, 2019:
•the Board held seven meetings;
•the Audit Committee held four meetings; and
•the Compensation Committee held seven meetings.

Each of the directors attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on such committees). Although we do not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. Six of our seven directors then serving on the Board of Directors attended the 2019 annual meeting of stockholders.

Board Committees
Our Board has three active standing committees to assist it with its responsibilities. Below, we describe the three committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee’s duties are to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements. The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     The Audit Committee is comprised of three non-employee directors John H. Caron, Daniel R. Rua, and Patrick J. Venetucci. Mr. Venetucci serves as the audit committee chairperson and is designated as the “audit committee financial expert” based on his experience as an executive officer of multiple international companies, service on a compensation committee and graduate degree in finance. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in the Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Audit Committee met telephonically four times during the year ended December 31, 2019.

Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers. The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans, and recommending and approving grants of stock options or other awards under that plan.

    The Compensation Committee is comprised of three non-employee directors, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci. The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in the Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Mr. Rua serves as the chairman of the Compensation Committee. The Compensation Committee met six times telephonically and one time in-person during the year ended December 31, 2019, in addition to performing multiple actions through written consents.

Nominations and Corporate Governance Committee. The purpose of the Nominations and Corporate Governance Committee is to select, or recommend for our entire Board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board. The Nominations and Corporate Governance Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. The Nominations and Corporate Governance Committee is comprised of all of our non-employee directors: Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick Venetucci. Mr. Brady serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee did not meet during the year ended December 31, 2019, but took action by written consent on one occasion.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Board Leadership Structure
    Edward H. (Ted) Murphy has been our Chairman of the Board, President and Chief Executive Officer since 2006 when he founded IZEA. We believe that having one person, particularly Mr. Murphy with his deep industry and executive management experience, his extensive knowledge of the operations of IZEA and his own history of innovation and strategic thinking, serving as both Chairman and Chief Executive Officer is the best leadership structure for IZEA because it demonstrates to employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of company resources. We believe that we have been well-served by this structure.
    Five of our seven directors are independent within the meaning of SEC and Nasdaq rules. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee are independent and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. We do not have a lead independent director, but, as required by Nasdaq, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight and expertise from outside the company and industry, while Messrs. Murphy and Schram bring company-specific experience and expertise.

Board Role in Risk Oversight
    While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. In addition, Mr. Murphy’s extensive knowledge of IZEA uniquely qualifies him to lead the Board in assessing risks. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at https://izea.com. Amendments to the Code of Business Conduct and Ethics or any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Recommendations for Board Candidates
    The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominations and Corporate Governance Committee for further review and consideration. The Nominations and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Corporate Secretary.
    The Nominations and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or specified individual directors may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA Worldwide, Inc.
501 N. Orlando Avenue, Suite 313, PMB 247
Winter Park, Florida 32789
We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA Worldwide, Inc.
501 N. Orlando Avenue, Suite 313, PMB 247
Winter Park, Florida 32789

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of Patrick Venetucci, John H. Caron and Daniel R. Rua. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and has discussed them with both management and BDO, IZEA’s independent registered public accounting firm. The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

    The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence. When considering BDO’s independence, the Audit Committee considered and discussed, among other matters, whether BDO’s provision of non-audit services to IZEA is compatible with maintaining the independence of BDO. All audit and permissible non-audit services in 2020 and 2019 were pre-approved pursuant to these procedures. Based on the Audit Committee’s review of the financial statements and the various discussions noted above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the Audit Committee.
The Audit Committee:
Patrick Venetucci (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the cash compensation, as well as certain other compensation earned during the last two fiscal years, for (i) each person who served as our principal executive officer (“PEO”) during the year ended December 31, 2019; (ii) the two other most highly compensated executive officers other than the PEO who were serving as executive officers as of December 31, 2019; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that such individuals were not serving as an executive officers as of December 31, 2019 (collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Edward H. (Ted) Murphy(4)	2019	$243,547	$—	$195,597	$59,810	$118,605	$814	$618,373
President and Chief Executive Officer	2018	$242,261	$—	$46,715	$62,975	$126,521	$814	$479,286
Ryan S. Schram (5)	2019	$259,784	$—	$6,124	$8,758	$128,415	$305	$403,386
Chief Operating Officer	2018	$258,412	$—	$35,960	$22,498	$165,134	$305	$482,309
LeAnn C. Hitchcock (6)	2019	$70,624	$—	$—	$—	$—	$407	$71,031
Interim Chief Financial Officer	2018	$187,941	$—	$13,800	$—	$5,153	$376	$207,270
Troy J. Vanke (7)	2019	$136,982	$—	$145	$—	$4,952	$—	$142,079
Former Chief Financial Officer	2018	$—		$—	$—	$—		$—
_______________
(1)     Represents the aggregate grant date fair value of stock options issued during the year as calculated in accordance with FASB ASC Topic 718. See “Critical Accounting Policies and Use of Estimates” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information, including valuation assumptions used in calculating the fair value of the awards.
(2)     Bonus amounts paid in 2019 and 2018 consisted of incentive compensation payable pursuant to each individual’s employment agreement are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)     Represents insurance premiums paid by IZEA with respect to life insurance for the benefit of the Named Executive Officer.
(4)    For the year ended December 31, 2018, Mr. Murphy was awarded cash bonuses totaling $43,201. Additionally, Mr. Murphy's annual stock option award on November 30, 2018 was capped at 40,000 shares with a fair value of $32,966. Therefore, pursuant to the terms of Mr. Murphy’s then-effective employment agreement, the Board elected to pay the remaining $117,034 of his award with a 50% cash bonus of $58,517. Pursuant to the terms of Mr. Murphy’s then-effective employment agreement, at the election of the Board, Mr. Murphy also received cash payments totaling $24,803 (or 50% of the fair value of the required quarterly stock bonuses) that were unable to be paid with stock options due to the annual stock option issuance cap. For the year ended December 31, 2019, Mr. Murphy was awarded cash bonuses totaling $35,686. Additionally, Mr. Murphy's annual stock option award on August 27, 2019 was capped at 200,000 shares with a fair value of $34,422. Therefore, pursuant to the terms of Mr. Murphy’s employment agreement, the Board elected to pay the remaining $165,578 of his award with a cash payment of $82,918 and 258,312 restricted stock units with an initial fair value of $82,660 vesting in equal monthly installments over 48 months from issuance on August 29, 2019. See Employment Agreements below for details on Mr. Murphy's total compensation plan.
(5)    Mr. Schram's annual stock option award on January 1, 2018 was capped at 6,667 shares with a fair value of $17,636 Therefore, pursuant to the terms of Mr. Schram’s employment agreement, the Board elected to pay the remaining $7,364 of his award with a 50% cash bonus of $3,682. Pursuant to the terms of Mr. Schram’s employment agreement, at the election of the Board, Mr. Schram also received cash bonuses totaling $4,530 (or 50% of the fair value of the required quarterly stock bonuses) that were unable to be paid with stock options due to an annual stock option issuance cap. For the year ended December 31, 2019, Mr. Schram was awarded cash bonuses totaling $117,915. Additionally, Mr. Schram's annual stock option award on January 1, 2019 was capped at 6,667 shares with a fair value of $4,001 Therefore, the Board elected to pay the $20,999 difference in fair value with a 50% cash payment of $10,500. See Employment Agreements below for details on Mr. Schram's total compensation plan.
(6)    LeAnn C. Hitchcock served as our Chief Financial Officer until her resignation date effective as of August 15, 2018. After her resignation, she provided financial consulting services for us, as needed, and was appointed as our Interim Chief Financial Officer effective December 9, 2019.
(7)    Troy Vanke was appointed as our Chief Financial Officer effective February 18, 2019, and served as our Chief Financial Officer until his resignation on August 30, 2019.

Employment Agreements
The following is a summary of the employment arrangements with our Named Executive Officers.

    Edward H. (Ted) Murphy. On December 26, 2014, the Board signed an employment agreement (the “Previous Employment Agreement”) with Edward H. (Ted) Murphy with an initial term commencing on December 1, 2014 and ending on November 30, 2017, auto-renewing for successive one-year periods if no termination notice is provided. Pursuant to the Previous Employment Agreement, Mr. Murphy received an annual base salary of $225,000 with a guaranteed base salary increase of no less than 2% in April of each year and annual stock options with a fair value of $150,000 vesting over four years in equal monthly installments, subject to a maximum of 40,000 underlying shares. In the event that the fair market value of the stock option grant was less than $150,000, as limited by the 40,000 share cap, Mr. Murphy was entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in shares of restricted stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he was eligible for annual bonus distributions up to $85,000 in cash and $150,000 in stock options as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals.

    Effective April 21, 2019, we entered into a new employment agreement with Mr. Murphy (the “New Employment Agreement”), with an initial term commencing April 21, 2019 and ending on April 20, 2022, which superseded the Previous Employment Agreement. Following the initial term, the New Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Murphy provides written notice of non-renewal at least 60 days prior to the end of the current term or the New Employment Agreement is otherwise terminated pursuant to its terms. Pursuant to the New Employment Agreement, Mr. Murphy receives an annual base salary of $249,900 with a guaranteed base salary increase of no less than 2% in April of each year and an automatic increase of 20% in the event that the Company reaches a market cap of $50 million for a specified amount of time. The New Employment Agreement provides for annual stock options with a fair value of $200,000 vesting over four years in equal monthly installments, subject to a maximum of 200,000 underlying shares. In the event the fair market value of the stock option grant is less than $200,000 as limited by the 200,000 share maximum, Mr. Murphy is entitled to receive the difference in fair market value through a combination of cash and restricted stock units with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he is eligible for an annual bonus of no less than $85,000 in cash and up to $150,000 in stock options (subject to a 200,000-share maximum, with any resulting difference in value to be paid in a combination of cash and restricted stock units, at the sole discretion of the Board), in each case paid quarterly pursuant to the terms of the New Employment Agreement. Such annual bonus will be based on the achievement of specified annual performance goals. Each such grant of stock options shall vest over three years in equal monthly installments.

    Mr. Murphy's New Employment Agreement is subject to early termination (i) by the Company or Mr. Murphy for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the New Employment Agreement), (iii) by Mr. Murphy for good reason (as such term is defined in the New Employment Agreement), and (iv) in the case of death or disability. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of six months of his current salary and twelve months of COBRA payments. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the New Employment Agreement) and Mr. Murphy's employment terminates within six months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to twelve months of his then current base salary and twelve months of COBRA payments. The New Employment Agreement also provides for Mr. Murphy’s eligibility to receive benefits substantially similar to those of the Company’s other executives.

    In connection with the New Employment Agreement, Mr. Murphy received an option to purchase up to 200,000 shares at an exercise price of $1.06 per share with an initial fair value of $123,490 vesting in equal monthly installments over 48 months from issuance. Additionally, he received 131,235 restricted stock units initially valued at $76,510, vesting in equal monthly installments over 36 months from issuance commencing May 17, 2019.

    LeAnn C. Hitchcock. Ms. Hitchcock joined us in September 2011 as a financial consultant and was appointed as our Chief Financial Officer in August 2014 until she resigned on August 15, 2018. During this time, and pursuant to an employment agreement dated August 25, 2014, Ms. Hitchcock’s annual base salary was $200,000 and she was eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. Following her resignation in 2018, Ms. Hitchcock provided financial consulting services for us, as needed, and was re-appointed as our Interim Chief Financial Officer effective December 9, 2019. We paid Ms. Hitchcock an aggregate of $70,624 and $40,189 for her consulting services for the years ended December 31, 2019 and 2018, respectively.

Ryan S. Schram. On January 25, 2015, we entered into an amended and restated executive employment agreement, effective January 1, 2015, with Ryan S. Schram to serve as our Chief Operating Officer through December 31, 2017. The agreement auto-renews for successive one-year periods if no termination notice is provided. Per the agreement, Mr. Schram receives an annual base salary of $240,000 with an annual increase of no less than 2% on April 1st of each year beginning on April 1, 2015. Additionally, on January 1st each year, Mr. Schram receives annual stock options with a fair value of $25,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 6,667 shares. In the event the fair market value of the stock option grant is less than $25,000 as limited by the 6,667 share cap, Mr. Schram will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the difference in fair market value in restricted stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Mr. Schram will also be eligible for annual bonus distributions up to $100,000 in cash and $25,000 in stock options based on meeting certain key performance indicators set forth in his employment agreement, as well as an annual override cash bonus of 0.4% or 0.65% based on our gross revenue. If Mr. Schram is terminated for any reason other than death, disability or cause, or if he resigns for good reason (as those terms are defined in his employment agreement), Mr. Schram will be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram fails to retain his responsibilities, will be deemed to constitute good reason under his employment agreement.
    Troy J. Vanke. Effective February 18, 2019, we entered into an employment agreement with Troy J. Vanke pursuant to which he would receive an annual base salary of $250,000 and would be eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. Mr. Vanke resigned as our Chief Financial Officer on August 30, 2019.

Outstanding Equity Awards at Fiscal Year End

    Listed below is information with respect to unexercised options and equity incentive awards held by each Named Executive Officer as of December 31, 2019 pursuant to our equity incentive plans:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price (1)	Option Expiration Date
Edward H. (Ted) Murphy	25,000	—		$5.00	3/1/2023
President and Chief Executive Officer	9,384	—		$5.00	3/1/2023
	219,949	—		$5.00	8/15/2023
	40,000	—		$5.20	12/26/2024
	7,300	—		$7.80	4/1/2025
	3,108	—		$8.40	7/1/2025
	3,307	—		$8.00	10/1/2025
	37,388	—		$7.80	11/30/2025
	7,778	519	(2)	$6.91	3/30/2026
	5,077	462	(2)	$5.75	5/16/2026
	6,883	1,175	(2)	$7.22	8/16/2026
	4,855	1,444	(2)	$4.72	11/17/2026
	30,833	9,167	(3)	$4.75	11/30/2026
	9,797	4,452	(4)	$4.20	3/31/2027

	7,677	4,210	(4)	$2.75	5/12/2027
	586	27,527	(2)	$1.95	8/14/2027
	20,833	19,167	(3)	$4.65	11/30/2027
	4,995	7,625	(2)	$1.34	6/5/2028
	6,260	12,519	(2)	$1.10	8/16/2028
	2,329	6,272	(2)	$1.46	11/16/2028
	10,833	29,167	(3)	$1.33	11/30/2028
	37,500	162,500	(3)	$1.06	4/23/2029
	5,978	24,765	(5)	$0.65	5/14/2029
	6,379	51,035	(5)	$0.42	8/14/2029
	20,834	179,166	(3)	$0.31	8/27/2029

Ryan S. Schram	5,000	—		$5.00	3/1/2023
Chief Operating Officer	3,750	—		$5.00	3/1/2023
	6,667	—		$5.60	1/2/2025
	1,217	—		$7.80	4/1/2025
	511	—		$8.40	7/1/2025
	560	—		$8.00	10/1/2025
	6,355	—		$7.60	1/1/2026
	1,297	86	(2)	$6.91	3/30/2026
	846	77	(2)	$5.75	5/16/2026
	1,147	196	(2)	$7.22	8/16/2026
	809	241	(2)	$4.72	11/17/2026
	5,000	1,667	(3)	$4.51	1/1/2027
	1,633	742	(2)	$4.20	3/31/2027
	1,608	804	(2)	$2.75	5/12/2027
	89	4,166	(2)	$1.95	8/14/2027
	3,334	3,333	(3)	$4.52	1/1/2028
	1,109	1,693	(2)	$1.34	6/5/2028
	1,080	2,161	(2)	$1.10	8/16/2028
	169	455	(2)	$1.46	11/16/2028
	1,667	5,000	(3)	$0.98	1/1/2029
	949	5,560	(2)	$0.65	5/14/2029
	797	8,772	(2)	$0.42	8/14/2029

LeAnn C. Hitchcock	125	—		$5.00	3/1/2023
Interim Chief Financial Officer		—

Troy J. Vanke	—	—		$—	None
Former Chief Financial Officer

(1)Unless otherwise indicated, the option exercise price represents the closing price of our common stock on the date of grant. Each of these grants has a ten-year term, indicating that the grant date was 10 years prior to the indicated Option Expiration Date.
(2)Represents the unvested portion of annual or quarterly bonus awards based on Key Performance Indicators, vesting in equal monthly installments over four years subsequent to the grant date.
(3)Represents the unvested portion of annual stock options granted pursuant to an employment agreement and vesting in equal monthly installments over four years subsequent to the grant date.
(4)As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options on March 31, 2017 and May 12, 2017, totaling 26,136 shares. These options were subject to the approval of an increase in shares in our Equity Incentive Plan, which was approved on June 21, 2017. These options vested as to 1,139 shares on June 30, 2017. The remainder of the incentive stock options granted on March 31, 2017 vest over 45 equal monthly installments of approximately 297 shares thereafter, and the remainder of the incentive stock options granted on May 12, 2017 vest over 27 equal monthly installments of approximately 248 shares thereafter.
(5)Represents the unvested portion of annual or quarterly bonus awards based on Key Performance Indicators, vesting in equal monthly installments over three years subsequent to the grant date.

Listed below is information with respect to unvested shares of restricted stock or restricted stock units held by each Named Executive Officer as of December 31, 2019 pursuant to our equity incentive plans:

		Stock Awards
Name		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward H. (Ted) Murphy	(1)	1,172	$277
President and Chief Executive Officer	(1)	3,614	$855
	(1)	12,616	$2,985
	(1)	4,531	$1,072
	(2)	102,074	$24,151
	(2)	231,404	$54,750

Ryan S. Schram	(3)	276	$65
Chief Operating Officer	(3)	602	$142
	(3)	2,258	$534
	(3)	3,713	$878

LeAnn C. Hitchcock		—	$—
Interim Chief Financial Officer

Troy J. Vanke		—	$—
Former Chief Financial Officer

(1)We issued 2,812 shares and 7,543 shares of restricted stock to Mr. Murphy for stock amounts owed on his second and third quarter 2017 performance bonus on August 14, 2017 and November 9, 2017, respectively. The stock was initially valued at $36,411 and vests in equal monthly installments over 48 months from issuance. On May 3, 2018, we issued 21,628 shares of restricted stock for stock amounts owed on Mr. Murphy’s 2017 annual performance bonus. On March 28, 2019, we issued 27,184 shares of restricted stock for stock amounts owed on Mr. Murphy’s 2018 annual performance bonus. The stock was initially valued at $36,427 and vests in equal monthly installments over 12 months from issuance. As of December 31, 2019, 21,933 issued shares of restricted stock are unvested with a total market value of $5,189 based on the closing stock price of $0.2366 on December 31, 2019.
(2)On May 17, 2019, we issued 131,235 restricted stock units, which convert to an equal number common stock shares upon vesting, for stock amounts owed on Mr. Murphy’s 2019 stock bonus award under his employment agreement. The stock was initially valued at $76,510 and vests in equal monthly installments over 36 months from issuance. On August 29, 2019, we issued 258,312 restricted stock units for stock amounts owed on Mr. Murphy’s annual stock bonus award under his employment agreement. The stock was initially valued at $82,660 and vests in equal monthly installments over 36 months from issuance. As of December 31, 2019, 333,478 issued shares of restricted stock are unvested with a total market value of $78,901 based on the closing stock price of $0.2366 on December 31, 2019.
(3)We issued 662 shares and 1,257 shares of restricted stock on August 14, 2017 and November 9, 2017, respectively, to Mr. Schram for stock amounts owed on his second and third quarter 2017 performance bonus. The stock was initially valued at $6,446 and vests in equal monthly installments over 48 months from issuance. On May 3, 2018, we issued 3,870 shares of restricted stock for stock amounts owed on Mr. Schram’s 2017 annual performance bonus. The stock was initially valued at $8,360 and vests in equal monthly installments over 48 months from issuance. On March 28, 2019, we issued 4,570 shares of restricted stock for stock amounts owed on Mr. Schram’s 2018 annual performance bonus. The stock was initially valued at $6,124 and vests in equal monthly installments over 48 months from issuance. As of December 31, 2019, 6,849 issued shares of restricted stock are unvested with a total market value of $1,620 based on the closing stock price of $0.2366 on December 31, 2019.

Equity Incentive Plans
    In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc., which was amended and restated in 2018 (the “May 2011 Plan”). At our 2019 Annual Meeting of Stockholders held on December 12, 2019, the stockholders approved an amendment to the May 2011 Plan which increased the number of shares of common stock available for issuance under the May 2011 Plan. The amended and restated May 2011 Plan, as amended, allows us to award restricted stock, restricted stock units and stock options, covering up to 4,500,000 shares of common stock as incentive compensation for our employees and consultants. On August 22, 2011, we adopted the 2011 B Equity Incentive Plan (the “August 2011 Plan”) reserving 4,375 shares of common stock for issuance under the August 2011 Plan. As of December 31, 2019, an aggregate of 440,482 shares of common stock have been issued in respect of exercised and vested awards under the May 2011 Plan and the August 2011 Plan.

    Under both the May 2011 Plan and the August 2011 Plan, the Board determines the exercise price to be paid for the option shares, the period within which each award may be exercised, and the terms and conditions of each award, including any future vesting restrictions. The exercise price of incentive and non-qualified stock options may not be less than 100% of the fair market value per share of our common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the Board at the time of grant, the purchase price is set at the fair market value of our common stock on the grant date (or the last trading day prior to the grant date, if it is awarded on a non-trading day). Additionally, the term is set at ten years and the option typically vests on a straight-line basis over the requisite service period as follows: 25% one year from the date of grant with the remaining vesting monthly, in equal increments over the following three years. We issue new shares for any stock awards or options exercised under our 2011 Equity Incentive Plans.

    At our 2018 Annual Meeting of Stockholders held on December 18, 2018, stockholders holding a majority of our outstanding shares of common stock, upon previous recommendation and approval of our Board, adopted the amended and restated IZEA Worldwide, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) which provides for the issuance of up to 500,000 shares of our common stock for issuance thereunder. Any employee regularly employed by us for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) is eligible to participate in the ESPP. The ESPP operates in successive six-month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $21,250 annually or 2,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. The ESPP will continue until January 1, 2024, unless otherwise terminated by our Board. As of December 31, 2019, 410,817 shares have been issued under the ESPP.

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c) (1)
Equity compensation plans approved by security holders	1,357,837	$3.24	2,750,061
Equity compensation plans not approved by security holders	—	—	—
Total	1,357,837	$3.24	2,750,061
_______________
(1)     As of December 31, 2019, we had 2,334,869 shares of common stock available for future issuance under our May 2011 Equity Incentive Plan, 4,375 shares of common stock available for future issuance under our August 2011 Equity Incentive Plan and 410,817 shares of common stock available for future issuance under our 2014 Employee Stock Purchase Plan.

As of October 19, 2020, we had 48,445,352 shares of common stock issued, which includes 113,973 shares of unvested restricted stock, outstanding stock options to purchase 1,727,638 shares of our common stock at an average exercise price of $2.61 per share and unvested restricted stock units of 1,061,484 shares with an intrinsic value of $976,565.

Director Compensation

    The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Brian W. Brady (1)	$26,000	$25,000	$—	$51,000
John H. Caron (2)	$30,000	$25,000	$—	$55,000
Lindsay A. Gardner (3)	$26,000	$25,000	$—	$51,000
Jill M. Golder (4)	$22,000	$16,665	$—	$38,665
Daniel R. Rua (5)	$30,000	$25,000	$—	$55,000
Patrick J. Venetucci (6)	$27,000	$25,000	$—	$52,000
_______________
(1)In 2019, Mr. Brady received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2019. Mr. Brady also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.
(2)In 2019, Mr. Caron received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2019. Mr. Caron also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.
(3)In 2019, Mr. Gardner received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2019. Mr. Gardner also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.
(4)In 2019, Ms. Golder received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. Upon her resignation effective September 12, 2019, Ms. Golder forfeited 4,932 unvested shares of restricted stock with an initial value of $8,335. The value of these shares was expensed as the shares vested in equal monthly installments from January through August 2019. Ms. Golder also received cash compensation of $22,000 in accordance with the non-employee director compensation program effected in March 2013.
(5)In 2019, Mr. Rua received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2019. Mr. Rua also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.
(6)In 2019, Mr. Venetucci received 14,793 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2019. Mr. Rua also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.
_________________

Effective March 1, 2013, the disinterested members of the Board implemented a compensation program for the directors that entitles each serving non-employee director to receive the following compensation:
•An annual board retainer fee of $25,000 to be paid in restricted stock each calendar year earned equally over the year of service.
•A cash retainer fee of $20,000 per year, payable in cash or restricted stock.
•Reimbursement of actual and necessary travel and related expenses in connection with attending in-person Board meetings.
•A $1,000 per meeting fee for all meetings of the Board, subject to a $6,000 annual cap.
•A $1,000 per Audit Committee meeting fee, subject to a $4,000 annual cap.

    Directors who are also employees of the Company are not paid for their service as directors.

Certain Relationships and Related Transactions

We review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction. After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our Company and our shareholders.

Certain Transactions

    On July 2, 2018, the Company completed an underwritten public offering of 3,556,000 shares of the Company's common stock at a public offering price of $1.00 per share. The net proceeds for all shares sold by us in the public offering were approximately $3.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company totaling approximately $418,000. Mr. Edward Murphy, the Company's Chief Executive Officer and a Company director, Mr. Brian Brady, a Company director, and Mr. Lindsay Gardner, a Company director, participated in the public offering and purchased 100,000, 500,000 and 20,000 shares of common stock, respectively.

    On September 21, 2018, the Company completed an underwritten public offering of 1,407,333 shares of the Company's common stock at a public offering price of $1.50 per share. The net proceeds for all shares sold in the public offering were approximately $1.8 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company totaling approximately $290,000. Mr. Edward Murphy, the Company's Chief Executive Officer and a Company director, participated in the public offering and purchased 3,000 shares of common stock.

    On May 10, 2019, the Company completed an underwritten registered public offering of 14,285,714 shares of common stock at a public offering price of $0.70 per share, for total gross proceeds of approximately $10 million. The net proceeds to the Company were approximately $9.2 million. Mr. Edward Murphy, the Company’s Chief Executive Officer and a Company director, and Mr. Troy J. Vanke, the Company’s former Chief Financial Officer, participated in the public offering and purchased 21,428 and 42,857 shares of common stock, respectively.

Other than as described above, there have been no transactions since January 1, 2018 or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members had or will have a direct or indirect material interest.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the Annual Meeting, a single Notice of Internet Availability, or proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-985-2935 or at 501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida 32789. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

STOCKHOLDER PROPOSALS
    We must receive proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) no later than June 25, 2021. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our Corporate Secretary at 501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida 32789.

    Proxies for the 2021 Annual Meeting will confer discretionary authority to vote with respect to any stockholder proposals of which we do not receive notice at least 45 days prior to the anniversary of the date of mailing of the prior year’s proxy statement, without any discussion of such matter in the proxy statement. In connection with the 2021 Annual Meeting, if we do not receive notice of a stockholder proposal on or before September 8, 2021 we will be permitted to use our discretionary voting authority as outlined above.

DELINQUENT SECTION 16(A) REPORTS

    Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership with respect to our equity securities and reports of changes in such ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the reports that we received and written representations that no other reports were required, we believe that during the year ended December 31, 2019, all Section 16(a) filings were made in a timely manner, except that Mr. Murphy filed four late Forms 4 reporting five total transactions (four relating to vesting of restricted stock units and one restricted stock award) and Mr. Schram filed one late Form 4 reporting an award of restricted stock.

OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNEX A

2011 EQUITY INCENTIVE PLAN
As Amended and Restated December 18, 2020

1.Purpose of the Plan.

This 2011 Equity Incentive Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to IZEA, Inc., a Nevada corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended, to the extent applicable. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) for awards granted before 2018, “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5, 6, and 7 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”), and restricted stock units (“RSUs”), and to determine the terms and conditions of the respective Option, Restricted Stock and RSU agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock and RSUs granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Restricted Stock or RSUs granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Restricted Stock or RSUs. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), or Restricted Stock or RSUs (the “Grantees” and together with Optionees, the “Participants”), shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock or RSUs granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock or RSUs hereunder may be granted an additional Option or Options, Restricted Stock or RSUs if the Committee shall so determine.

4.Stock Reserved for the Plan.

(a)Number of Shares. Subject to adjustment as provided in Section 9 hereof, a total of (i) 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”) (after giving effect to the 1-for-20 stock split effective as of January 11, 2016), plus (ii) effective as of June 21, 2017 upon stockholder approval, an additional 500,000 shares of Stock, plus (iii) effective as of December 18, 2018 upon stockholder approval (the “2018 Amendment Effective Date”), an additional 1,000,000 shares of Stock, plus (iv) effective as of December 18, 2020 upon stockholder approval, an additional 3,000,000 shares of Stock shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or RSUs expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock or RSUs be reduced for any reason, including in case of shares of Stock withheld from an award to cover the purchase price of an Option or any required tax withholding obligation, the shares of Stock theretofore subject to such Option, Restricted Stock or RSUs that expire, are canceled or otherwise not delivered may be subject to future Options, Restricted Stock or RSUs under the Plan. Any RSUs settled in cash shall not count against the number of shares of Stock available for awards under the Plan.

(b)Individual Award Limit. Subject to adjustment as provided in Section 9 hereof, no Participant may be granted an Option or Options in any calendar year with respect to more than an aggregate of 375,000 shares of Stock. This award limit shall not apply to an Option~~s~~ granted from and after ~~December 18, 2018~~the 2018 Amendment Effective Date.

5.Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 9 below. “Fair Market Value” means the closing price per share of the Common Stock on the grant date or, if not available, the final trading day immediately prior to the grant date on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market or OTC Bulletin Board (if the shares of Stock are regularly quoted on the NASDAQ Stock Market or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to 25% of the shares thereunder one year after the date of grant and as to the remaining 75% of such shares thereunder in equal monthly installments over the following 36 months.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:

(i)a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement. In addition, solely to the extent required by Section 409A of the Code, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any award subject to Section 409A of the Code unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest), (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g)Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement

(h)Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the

Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i)Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the balance of such Option’s term, whichever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i)In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

(ii)In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(f) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.

Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j)Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6.Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

(b)Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

(f)Termination of Employment. The Committee shall determine the treatment of awards upon a Grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award. The Company shall have the right to complete the blank stock power for any shares of Restricted Stock that are forfeited in accordance with the terms of the award.

7.Terms and Conditions of RSUs.

RSUs are a bookkeeping entry representing the equivalent number of shares of Stock, and are settled either (i) by the delivery of one share of Stock for each vested and payable RSU or (ii) in cash in an amount equal to the Fair Market Value of one share of Stock for each vested and payable RSU, all as specified in the applicable award agreement. The award of RSUs represents the mere promise of the Company to deliver a share of Stock or the appropriate amount of cash, as applicable, at the time of vesting (or such later date as provided by the award agreement) in accordance with and subject to the terms and conditions of the applicable award agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code. RSUs may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of RSUs upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Grantee rights. A Grantee shall have no rights to an award of RSUs unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.

(b)Issuance of Certificates; Rights as a Stockholder. Upon the expiration or termination of any vesting period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to RSUs settled in Stock shall lapse, and, unless otherwise provided in the award agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Until such shares are issued, the Grantee shall have no rights as a stockholder with respect to the RSUs, including no voting or dividend rights, provided that the award agreement may provide for dividend equivalent rights that may be accrued and paid in cash or additional RSUs at the time, and to the extent, the underlying RSUs vest and become payable.

(c)Forfeitability, Non-transferability of RSUs. RSUs are forfeitable until the terms of the RSU grant have been satisfied. The award agreement shall set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A of the Code or (2) otherwise within the requirements of Section 409A of the Code, in which case the award agreement shall specify upon which events such RSUs shall be settled. RSUs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the period prior to settlement. A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.

(d)Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding RSUs, in whole or in part, as determined by the Committee, in its sole discretion.

(e)Termination of Employment. The Committee shall determine the treatment of awards upon a Grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award.

8.Term of Plan.

No Option or award of Restricted Stock or RSUs shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of stockholder approval of this amendment and restatement of the Plan, but Options and awards of Restricted Stock and RSUs theretofore granted may extend beyond that date.

9.Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock and RSUs granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

10.Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Restricted Stock or RSUs under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options, Restricted Stock or RSUs as shall be determined by the Committee at the time of award.

11.Taxes.

(a)The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Restricted Stock or RSUs granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters. The Company may require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or an affiliate to withhold up to the maximum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or an affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c)If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

12.Effective Date of Plan.

The Plan was originally effective on May 12, 2011 and amended and restated in 2017 and 2018. This amendment and restatement of the Plan was adopted by the Board on October 1, 2020, subject to stockholder approval at the annual meeting of stockholders on December 18, 2020.

13.Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option, Restricted Stock or RSUs theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)materially increase the number of shares that may be issued under the Plan, except as is provided in Section 9;

(b)materially increase the benefits accruing to the Participants under the Plan;

(c)materially modify the requirements as to eligibility for participation in the Plan;

(d)decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e)extend the term of any Option beyond that provided for in Section 5(b).

(f)except as otherwise provided in Sections 5(d) and 9 hereof, reduce the exercise price of outstanding Options or effect repricing of an Option that is out of the money through cancellations and re-grants of new Options or an exchange of Options for awards of Restricted Stock, RSUs or cash.

Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the

“Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules. Any payments described in the Plan that are due within the “short-term deferral period” as defined in the Section 409A Rules shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of the Section 409A Rules, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under the Section 409A Rules, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, the Committee nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under the Section 409A Rules and neither the Company, the Committee nor the Board shall have any liability to any Grantee for such tax or penalty.

14.Government Regulations.

The Plan, and the grant and exercise of Options, Restricted Stock or RSUs hereunder, and the obligation of the Company to sell and deliver shares under such Options, Restricted Stock and RSUs shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

15.General Provisions.

(a)Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this

Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

(b)Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

16.Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

17.Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

IZEA WORLDWIDE INC
C/O Broadridge
P.O. Box 1342
Brentwood, NY 11717

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/17/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

1 Edward H. (Ted) Murphy
2 Ryan S. Schram
3 Brian W. Brady
4 John H. Caron
5 Lindsay A. Gardner
6 Daniel R. Rua
7 Patrick J. Venetucci

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 To approve an amendment and restatement of IZEA's 2011 Equity Incentive Plan.	▢	▢	▢
3 To approve on a non-binding advisory basis, the compensation paid to IZEA's named executive officers.	▢	▢	▢

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4 To approve on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA's named executive officers.	▢	▢	▢	▢

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
5 To ratify the appointment of BDO USA, LLP as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2020.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ▢
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000475307_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

IZEA Worldwide, Inc.
ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 18, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA Worldwide, Inc., a Nevada corporation, hereby appoints Edward Murphy and Sandra Carbone, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA's Annual Meeting of the Stockholders to be held at 4:00 p.m., local time, on Friday, December 18, 2020 (the "Annual Meeting") at Homewood Suites Maitland, located at 290 Southhall Lane, Maitland, FL 32751, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting. If any other matters properly come before the meeting within 45 days of the date thereof, the persons named in this proxy will vote in their discretion.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000475307_2 R1.0.1.18